Exhibit 99.1
ARUBA NETWORKS REPORTS RECORD FISCAL SECOND
QUARTER 2010 FINANCIAL RESULTS
•	Revenue Increases 31% Year over Year to a Record $62.7 Million
•	Company Adds Over 700 New Customers
•	Ending Cash and Short Term Investments were $129.1 Million, withNo Debt
SUNNYVALE, Calif., February 18, 2010 — Aruba Networks, Inc. (NASDAQ: ARUN), a global leader in 802.11n wireless LANs and secure mobility solutions, today released financial results for its fiscal second quarter ended January 31, 2010.
Revenues for the fiscal second quarter of 2010 were $62.7 million, an increase of approximately 31% over the $47.7 million reported in the fiscal second quarter of 2009. GAAP net loss for the fiscal second quarter of 2010 was $4.4 million, or $0.05 per share, compared to a net loss of $6.8 million, or $0.08 per share, in the fiscal second quarter of 2009. GAAP results for the fiscal second quarter of 2010 also included $9.0 million of non-cash stock-based expenses, $1.2 million of amortization expenses of acquired intangible assets and $0.5 million in litigation reserves.
Non-GAAP net income for the fiscal second quarter of 2010 increased $4.3 million from the fiscal second quarter of 2009 to $6.3 million, or $0.06 per share, compared to $2.0 million or $0.02 per share in the prior year period. Non-GAAP net income for these periods excludes the impact of non-cash stock-based expenses and amortization expenses of acquired intangible assets and, for the fiscal second quarter of 2010, litigation reserves and, for the fiscal second quarter of 2009, restructuring expenses.
“During the quarter we saw strong demand across a broad range of industries and geographies, driving record revenues up 31% year-over-year and 9% sequentially,” said Dominic Orr, president and chief executive officer of Aruba. “The adoption of 802.11n continues to be a catalyst for growth and enables our key network rightsizing and Virtual Branch Networking initiatives. Both of these initiatives contributed to our strong quarterly growth as enterprises drive to reduce operating expenses and network costs while supporting increasingly mobile workforces. We are very pleased to have added more than 700 new customers during the quarter, a record for the company, bringing our total installed base to over 9,300 customers.”
“Record revenues of $62.7 million and strong gross margins resulted in sequential and year over year operating margin improvement during the quarter,” said Steffan Tomlinson, Aruba’s chief financial officer. “Our balance sheet remains very strong, and we ended the quarter with $129.1 million in cash and short term investments.”
Recent Highlights
Recent highlights include:
•	Positioned as a Leader in Gartner’s WLAN Magic Quadrant — Aruba was again positioned as a Leader in Gartner’s 2009 Magic Quadrant for Wireless LAN Infrastructure.
•	Industry Awards — The Company received three awards for the AirWave Wireless Management Suite, Virtual Branch Networking, and RAP-2 Remote Access Point solutions as part of the eighth annual Mobile Star Awards™ program. Additionally, the Company’s 802.11n high-speed wireless LAN won an INTERNET TELEPHONY Excellence Award for its 802.11n deployment at the Boston Medical Center.

•	AirWave 7 — Aruba announced the release of AirWave 7, a major extension of its award-winning operations solution that integrates the management of wireless networks, wired infrastructure, and client devices into a single interface. AirWave 7 provides a single point of visibility and control for the entire network edge, including wired and wireless infrastructure and individual client devices.
•	Video Over Wireless LAN — The Company announced a path-breaking program to encode and wirelessly distribute multi-channel IP-based video (IPTV) over its high-speed 802.11n wireless LAN at customer Liberty University. By rightsizing the video delivery infrastructure — leveraging 802.11n Wi-Fi everywhere possible and minimizing reliance on expensive coaxial and Ethernet cabling plants -user mobility was enhanced while capital and operating expenses fell significantly.
•	Industry Veteran to Head up Worldwide Channel Sales — Aruba announced the appointment of Bob Bruce as vice president of worldwide channel sales. Mr. Bruce is a well-respected industry veteran, and brings with him over 30 years of enterprise sales and channel experience.
•	Wins and Deployments — New customer wins and/or deployments announced this quarter included Tennis Australia (Australian Open), Unna School District, Lawson, U.S. Air Force Special Operations Command, Northwestern University, and Southampton University Hospitals NHS Trust.
Conference Call Information
Aruba will host a conference call for analysts and investors to discuss its fiscal first quarter results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live Web cast of the conference call will also be accessible from the “Investor Relations” section of the Company’s Web site at www.arubanetworks.com. Following the Web cast, an archived version will be available on the Web site for twelve months. To hear the replay, parties in the United States and Canada should call 1-800-406-7325 and enter passcode 4212021. International parties can access the replay at +1-303-590-3030 and should enter passcode 4212021.
Forward-Looking Statements
This press release contains forward-looking statements, including statements that the adoption of 802.11n will result in continued growth of our business.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include (1) our ability to react to trends and challenges in our business and the markets in which we operate; (2) business and economic conditions and growth trends in the networking industry, our vertical markets and various geographic regions; (3) changes in overall information technology spending; (4) our ability to establish and maintain successful relationships with our distribution partners; and (5) our ability to compete in our industry, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Aruba’s report on Form 10-Q for the fiscal first quarter of 2010 ended October 31, 2009, which was filed with the SEC on December 4, 2009, and is available on Aruba’s investor relations Web site at www.arubanetworks.com and on the SEC Web site at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP net income and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Non-GAAP net income and EPS. Aruba defines non-GAAP net income as net income plus stock-based expenses, amortization expense of acquired intangible assets and, for the fiscal second quarter of 2010, litigation reserves and, for the fiscal second quarter of 2009, restructuring expenses. Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding. Aruba’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain expenses that may not be indicative of Aruba’s “recurring operating results,” meaning its operating performance excluding not only non-cash charges, such as stock-based expenses, but also discrete cash charges that are infrequent in nature, such as restructuring and litigation expenses. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Aruba’s management believes that providing non-GAAP financial measures that exclude stock-based expenses allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s operating results over different periods of time. Similarly, by excluding amortization expense of acquired intangible assets,restructuring and litigation expenses, Aruba’s management believes that investors can better understand and measure the company’s recurring operating results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude some costs, namely stock-based expenses, that are recurring. Stock-based expenses have been and will continue to be for the foreseeable future a significant recurring expense in Aruba’s business. Second, stock-based awards are an important part of Aruba’s employees’ compensation and impacts their performance. Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.
A copy of this press release can be found on the investor relations page of Aruba Networks’ Web site at www.arubanetworks.com.
# # #

About Aruba Networks
People move. Networks must follow. Aruba securely delivers networks to users, wherever they work or roam, using a combination of award-winning solutions:
•	Adaptive 802.11n Wi-Fi networks optimize themselves to ensure that users are always within reach of mission-critical information. Rightsizing expensive wired LANs by replacing them with high-speed 802.11n Wi-Fi reduces both capital and operating expenses;
•	Identity-based security assigns access policies to users, enforcing those policies whenever and wherever a network is accessed;
•	Remote networking solutions for branch offices, fixed telecommuters, and satellite facilities ensures uninterrupted remote access to applications;
•	Multi-vendor network management provides a single point of control while managing both legacy and new wireless networks from Aruba and its competitors.
The cost, convenience, and security benefits of our secure mobility solutions are fundamentally changing how and where we work. Listed on the The NASDAQ Stock Market and Russell 2000® Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, and Asia Pacific regions. To learn more, visit Aruba at http://www.arubanetworks.com. For real-time news updates follow Aruba on Twitter at http://twitter.com/ArubaNetworks
© 2010 Aruba Networks, Inc. AirWave®, Aruba Networks®, Aruba Mobility Management System®, Bluescanner, For Wireless That Works®, Mobile Edge Architecture, People Move. Networks Must Follow., RFProtect, The All Wireless Workplace Is Now Open For Business, Green Island, and The Mobile Edge Company® are trademarks of Aruba Networks, Inc. All rights reserved. All other trademarks are the property of their respective owners.
# # #

IR Contacts
Aruba Networks, Inc.	The Blueshirt Group, Investor Relations
Steffan Tomlinson	Chris Danne, Jill Isenstadt
Chief Financial Officer	+1-415-217-7722
+1-408-754-3058	ir@arubanetworks.com
ir@arubanetworks.com

Aruba Networks, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	January 31,	July 31,
	2010	2009
Assets

Current assets:
Cash and cash equivalents	$38,411	$41,298
Short-term investments	90,677	81,839
Accounts receivable, net	33,740	33,466
Inventory	12,758	8,450
Deferred costs	7,033	5,152
Prepaids and other	3,494	2,350

Total current assets	186,113	172,555

Property and equipment, net	7,883	7,426
Goodwill	7,656	7,656
Intangible assets, net	11,625	14,091
Other assets	1,206	1,326

Total other assets	28,370	30,499

Total assets	$214,483	$203,054

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$1,303	$930
Accrued liabilities	31,477	20,722
Income taxes payable	674	610
Deferred revenue	41,268	34,654

Total current liabilities	74,722	56,916

Deferred revenue	9,704	8,524
Other long-term liabilities	624	29

Total other liabilities	10,328	8,553

Total liabilities	85,050	65,469

Stockholders’ equity
Common Stock: $0.0001 par value; 350,000 shares authorized at January 31, 2010 and July 31, 2009; 89,027 and 86,744 shares issued and outstanding at January 31, 2010 and July 31, 2009, respectively	9	9
Additional paid-in capital	299,967	279,026
Accumulated other comprehensive income	192	182
Accumulated deficit	(170,735)	(141,632)

Total stockholders’ equity	129,433	137,585

Total liabilities and stockholders’ equity	$214,483	$203,054

Aruba Networks, Inc.
Consolidated Statements of Operations
(On a GAAP basis)
(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	January 31,		January 31,
	2010	2009	2010	2009
Revenues:
Product	$52,078	$38,871	$99,276	$82,739
Professional services and support	10,362	8,468	20,504	16,605
Ratable product and related professional services and support	215	342	471	783

Total revenues	62,655	47,681	120,251	100,127

Cost of revenues:
Product	18,103	13,368	34,535	29,973
Professional services and support	2,157	1,838	4,236	3,771
Ratable product and related professional services and support	68	120	154	275

Total cost of revenues	20,328	15,326	38,925	34,019

Gross profit	42,327	32,355	81,326	66,108

Operating expenses:
Research and development	12,042	10,250	23,838	20,673
Sales and marketing	26,576	21,607	51,316	46,268
General and administrative	7,628	6,015	14,760	11,300
Restructuring expenses	—	1,447	—	1,447
Litigation reserves	500	—	20,250	—

Total operating expenses	46,746	39,319	110,164	79,688

Operating loss	(4,419)	(6,964)	(28,838)	(13,580)

Other income (expense), net
Interest income	187	556	398	1,204
Other income (expense), net	(148)	(168)	(244)	(484)

Total other income (expense), net	39	388	154	720

Loss before income tax provision	(4,380)	(6,576)	(28,684)	(12,860)

Income tax provision	47	201	419	294

Net loss	$(4,427)	$(6,777)	$(29,103)	$(13,154)

Shares used in computing net loss per common share, basic and diluted	88,572	83,860	88,030	83,466

Net loss per common share, basic and diluted	$(0.05)	$(0.08)	$(0.33)	$(0.16)

Aruba Networks, Inc.
Consolidated Statements of Operations
(GAAP to Non-GAAP Reconciliation)
(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	January 31,		January 31,
	2010	2009	2010	2009

GAAP net loss	$(4,427)	$(6,777)	$(29,103)	$(13,154)

Plus:
a) Stock-based expenses	9,004	6,129	16,823	12,622
b) Amortization expense of acquired intangible assets	1,233	1,234	2,465	2,468
c) Restructuring expenses	—	1,447	—	1,447
d) Litigation reserves	500	—	20,250	—

Non-GAAP net income	$6,310	$2,033	$10,435	$3,383

GAAP net loss per common share	$(0.05)	$(0.08)	$(0.33)	$(0.16)

Plus:
a) Stock-based expenses	0.09	0.07	0.19	0.15
b) Amortization expense of acquired intangible assets	0.01	0.01	0.02	0.03
c) Restructuring expenses	—	0.02	—	0.02
d) Litigation reserves	0.01	—	0.22	—

Non-GAAP net income per common share	$0.06	$0.02	$0.10	$0.04

Shares used in computing diluted GAAP net loss per common share	88,572	83,860	88,030	83,466

Shares used in computing diluted Non-GAAP net income per common share	101,991	88,841	101,145	86,838

Aruba Networks, Inc.
Consolidated Statements of Operations
As a Percentage of Total Revenues
(On a GAAP Basis)
(Unaudited)

	Three months ended		Six months ended
	January 31,		January 31,
	2010	2009	2010	2009
Revenues:
Product	83.1%	81.5%	82.6%	82.6%
Professional services and support	16.5%	17.8%	17.0%	16.6%
Ratable product and related professional services and support	0.4%	0.7%	0.4%	0.8%

Total revenues	100.0%	100.0%	100.0%	100.0%

Cost of revenues:
Product	28.9%	28.0%	28.7%	29.9%
Professional services and support	3.4%	3.9%	3.5%	3.8%
Ratable product and related professional services and support	0.1%	0.2%	0.2%	0.3%

Total cost of revenues	32.4%	32.1%	32.4%	34.0%

Gross profit	67.6%	67.9%	67.6%	66.0%

Operating expenses:
Research and development	19.2%	21.5%	19.8%	20.6%
Sales and marketing	42.5%	45.4%	42.7%	46.2%
General and administrative	12.2%	12.6%	12.3%	11.3%
Restructuring expenses	0.0%	3.0%	0.0%	1.4%
Litigation reserves	0.8%	0.0%	16.8%	0.0%

Total operating expenses	74.7%	82.5%	91.6%	79.5%

Operating loss	(7.1%)	(14.6%)	(24.0%)	(13.5%)

Other income (expense), net
Interest income	0.3%	1.2%	0.3%	1.2%
Other income (expense), net	(0.2%)	(0.4%)	(0.2%)	(0.5%)

Total other income (expense), net	0.1%	0.8%	0.1%	0.7%

Loss before income tax provision	(7.0%)	(13.8%)	(23.9%)	(12.8%)

Income tax provision	0.1%	0.4%	0.3%	0.3%

Net loss	(7.1%)	(14.2%)	(24.2%)	(13.1%)

Aruba Networks, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended
	January 31,
	2010	2009
Cash flows from operating activities
Net loss	$(29,103)	$(13,154)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,006	4,716
Provision for doubtful accounts	222	69
Write downs for excess and obsolete inventory	917	1,471
Compensation related to stock options and share awards	16,823	12,622
Net realized gain on short-term investments	—	2
Accretion/ (amortization) of purchase discounts on short-term investments	203	(203)
Loss/ (gain) on disposal of fixed assets	28	(25)
Excess tax benefit associated with stock-based compensation	(161)	—
Changes in operating assets and liabilities:
Accounts receivable	(495)	9,046
Inventory	(5,795)	(4,131)
Prepaids and other	(1,145)	1,332
Deferred costs	(1,872)	901
Other assets	181	292
Accounts payable	346	(4,229)
Deferred revenue	7,794	947
Other current and noncurrent liabilities	11,334	3,396
Income taxes payable	225	163

Net cash provided by operating activities	4,508	13,215

Cash flows from investing activities
Purchases of short-term investments	(32,922)	(45,746)
Proceeds from sales and maturities of short-term investments	23,820	33,846
Purchases of property and equipment	(2,428)	(2,299)
Proceeds from sales of property and equipment	—	34

Net cash used in investing activities	(11,530)	(14,165)

Cash flows from financing activities
Proceeds from issuance of common stock	4,010	3,335
Repurchases of unvested common stock	(36)	(9)
Repurchase of common stock under stock repurchase program	—	(991)
Excess tax benefit associated with stock-based compensation	161	—

Net cash provided by financing activities	4,135	2,335

Effect of exchange rate changes on cash and cash equivalents	—	(1)

Net increase (decrease) in cash and cash equivalents	(2,887)	1,384

Cash and cash equivalents, beginning of period	41,298	37,602

Cash and cash equivalents, end of period	$38,411	$38,986

Supplemental disclosure of cash flow information
Income taxes paid	$478	$143